DISTRIBUTION AGREEMENT

                  In  consideration of the agreements
hereinafter  contained,  Holland  Series  Fund,  Inc.
(the "Fund"), an open-end, management investment company organized as a corporation under the laws of the State of Maryland, has agreed that AMT
Capital Securities, L.L.C. ("AMT Capital") shall be, for the period of this Agreement, the exclusive distributor of shares of each series of the Fund
(the "Shares").

1.       Services as Distributor

                  1.1       AMT  Capital  will act as
agent for the  distribution  of the Shares covered by
the    registration    statement,    prospectus   and
statement of additional information, all as defined hereafter in Section 3 for the Fund then in effect under the Securities Act of 1933, as amended (the
"1933  Act"),  and  the  Investment  Company  Act  of
1940, as amended (the "1940 Act").

                  1.2       AMT  Capital   agrees  to
use its best  efforts to solicit  orders for the sale
of  the  Shares  at the  public  offering  price,  as
determined  in  accordance   with  the   registration
statement,  and will undertake such  advertising  and
promotion   as   it   believes   is   reasonable   in
connection  with  such   solicitation.   AMT  Capital
shall  review  and  file  such   materials  with  the
Securities  and Exchange  Commission  (the "SEC") and
the  National   Association  of  Securities  Dealers,
Inc. (the "NASD") to the extent required by the Securities Exchange Act of 1934, as amended (the
"1934 Act"), and the 1940 Act and the rules and regulations thereunder, and by the rules of the NASD.

                  1.3       All   activities  by  AMT
Capital as  distributor  of the Shares  shall  comply
with all  applicable  laws,  rules  and  regulations,
including,   without   limitation,   all   rules  and
regulations  made  or  adopted  by the  SEC or by any
securities  association  registered  under  the  1934
Act.

                  1.4       AMT Capital  acknowledges
that  the  only  information  provided  to it by  the
Fund   is   that   contained   in  the   registration
statement,   the   prospectus,   the   statement   of
additional  information  and  reports  and  financial
information   referred  to  in  Section  2.2  herein.
Neither  AMT   Capital   nor  any  other   person  is
authorized  by the  Fund to give any  information  or
to  make  any   representations,   other  than  those
contained   in   such   documents   and   any   sales
literature    or    advertisements     approved    by
appropriate representatives of the Fund.

                  1.5       AMT     Capital      will
transmit any orders received by it for purchase or redemption of shares of the Fund to Investors Bank
& Trust Company ("IBT") or any successor transfer agent and dividend disbursing agent of which the Fund has notified AMT Capital in writing.

                  1.6       AMT Capital  will provide
to IBT or any  successor  to IBT of  which  the  Fund
has  notified  AMT  Capital  in  writing,  or in  the
alternative   to  a   shareholder   servicing   agent
approved  by the  Board  of  Directors  of the  Fund,
such  information  or  documents  that it may require
or  request  from  time to time  in  connection  with
purchases   and   redemptions   of  Shares   and  the
establishment of accounts.

                  1.7   AMT   Capital    acknowledges
that,   whenever  in  the   judgment  of  the  Fund's
officers such action is warranted for any reason, including, without limitation, market, economic or political conditions, those officers may decline to accept any orders for, or make any sales of, the Shares until such time as those officers deem it advisable to accept such orders and to make such sales.

                  1.8      AMT Capital  will act only
on its own behalf as principal should it choose to enter into selling agreements with selected dealers or others.

2.       Duties of the Fund

                  2.1      The  Fund  agrees  at  its
own expense to execute any and all documents, to furnish any and all information and to take any other actions that may be reasonably necessary in connection with the qualification of the Shares for sale in those states that AMT Capital may designate.

                  2.2      The  Fund  shall   furnish
from  time to time,  for use in  connection  with the
sale of the Shares,  such information  and/or reports
with  respect  to the  Fund  and  the  Shares  as AMT
Capital may  reasonably  request,  all of which shall
be  signed  by  one  or  more  of  the  Fund's   duly
authorized  officers;  and the Fund warrants that the
statements  contained  in any such  reports,  when so
signed by one or more of the Funds'  officers,  shall
be true and  correct in all  material  respects.  The
Fund shall also  furnish  AMT  Capital  upon  request
with:  (a)  annual  audits  of the  Fund's  books and
accounts  made  by  independent   public  accountants
regularly   retained  by  the  Fund,  (b)  semiannual
unaudited  financial  statements  pertaining  to  the
Fund, (c) quarterly earnings  statements  prepared by
the  Fund,  (d)  a  monthly   itemized  list  of  the
securities  in  the   portfolios  of  the  Fund,  (e)
monthly balance sheets as soon as practicable after the end of each month and (f) from time to time such additional information regarding the Fund's financial condition as AMT Capital may reasonably request.

3.       Representations and Warranties

                  3.1      The  Fund   represents  to
AMT  Capital   that  all   registration   statements,
prospectuses    and    statements    of    additional
information  filed  by the Fund  with  the SEC  under
the 1933 Act and the  1940  Act with  respect  to the
Shares have been  carefully  prepared  in  conformity
with the  requirements  of the 1933 Act, the 1940 Act
and   the   rules   and   regulations   of  the   SEC
thereunder.  As  used  in this  Agreement  the  terms
"registration     statement",     "prospectus"    and
"statement  of  additional  information"  shall  mean
any    registration    statement,    prospectus   and
statement  of  additional  information  filed  by the
Fund   with   the   SEC  and   any   amendments   and
supplements  thereto  which  at any time  shall  have
been  filed  with the SEC.  The Fund  represents  and
warrants  to  AMT  Capital   that  any   registration
statement,  prospectus  and  statement of  additional
information,   when   such   registration   statement
becomes   effective,   will  include  all  statements
required to be contained  therein in conformity  with
the  1933  Act,  the  1940  Act  and  the  rules  and
regulations  of the SEC; that all  statements of fact
contained in any registration  statement,  prospectus
or statement of additional  information  will be true
and   correct   when  such   registration   statement
becomes    effective;    and   that    neither    any
registration   statement   nor  any   prospectus   or
statement  of   additional   information   when  such
registration   statement   becomes   effective   will
include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the shares of any Portfolio in the Fund.

                  3.2      AMT   Capital   may,   but
shall  not be  obligated  to,  propose  from  time to
time   such    amendment   or   amendments   to   any
registration   statement   and  such   supplement  or
supplements   to  any   prospectus  or  statement  of
additional  information  as,  in the  light of future
developments,  may, in the  opinion of AMT  Capital's
counsel,  be  necessary  or  advisable.  If the  Fund
shall  not  propose  such   amendment  or  amendments
and/or  supplement  or  supplements   within  fifteen
days after  receipt by the Fund of a written  request
from AMT  Capital to do so, AMT  Capital  may, at its
option,  terminate  this  Agreement.  The Fund  shall
not   file   any   amendment   to  any   registration
statement  or   supplement   to  any   prospectus  or
statement of additional  information  without  giving
AMT  Capital  reasonable  notice  thereof in advance;
provided,  however,  that  nothing  contained in this
Agreement  shall in any way  limit the  Funds'  right
to  file  at  any  time   such   amendments   to  any
registration  statement  and/or  supplements  to  any
prospectus  or statement of  additional  information,
of   whatever   character,   as  the  Fund  may  deem
advisable,   such   right   being  in  all   respects
absolute and unconditional.

4.       Expenses

                  AMT Capital shall  furnish,  at its
expense and without cost to the Fund, the services of personnel to the extent that such services are required to carry out its obligations under this Agreement.

5.       Indemnification

                  5.1      The  Fund  authorizes  AMT
Capital  and any  dealers  with whom AMT  Capital has
entered   into   dealer   agreements   to   use   any
prospectus  or  statement of  additional  information
furnished   by  the  Fund  from  time  to  time,   in
connection   with  the   sale  of  each   Portfolio's
shares.  The Fund  agrees to  indemnify,  defend  and
hold  AMT   Capital,   its   several   officers   and
directors,  and any person who  controls  AMT Capital
within  the  meaning  of  Section 15 of the 1933 Act,
free  and  harmless  from  and  against  any  and all
claims,    demands,    liabilities    and    expenses
(including  the cost of  investigating  or  defending
such claims,  demands or liabilities  and any counsel
fees  incurred  in  connection  therewith)  which AMT
Capital,  its  officers  and  directors,  or any such
controlling  person,  may  incur  under the 1933 Act,
the  1940 Act or  common  law or  otherwise,  arising
out  of  or  based  upon  any  untrue   statement  or
alleged   untrue   statement   of  a  material   fact
contained   in  any   registration   statement,   any
prospectus    or   any    statement   of   additional
information,  or  arising  out of or  based  upon any
omission  or  alleged  omission  to state a  material
fact  required  to  be  stated  in  any  registration
statement,   any   prospectus  or  any  statement  of
additional  information,  or  necessary  to make  the
statements in any of them not  misleading;  provided,
however,  that the Fund's  agreement to indemnify AMT
Capital,  its  officers  or  directors,  and any such
controlling  person  shall not be deemed to cover any
claims,  demands,  liabilities  or  expenses  arising
out   of   or   based   upon   any    statements   or
representations   made   by   AMT   Capital   or  its
representatives    or   agents    other   than   such
statements  and  representations  as are contained in
any registration  statement,  prospectus or statement
of additional  information  and in such financial and
other  statements  as are  furnished  to AMT  Capital
pursuant  to  paragraph   2.2  hereof;   and  further
provided  that the Fund's  agreement to indemnify AMT
Capital   and   the   Fund's    representations   and
warranties  hereinbefore  set  forth in  paragraph  3
shall not be deemed  to cover  any  liability  to the
Fund or its  shareholders  to which AMT Capital would
otherwise   be   subject   by   reason   of   willful
misfeasance,  bad  faith or gross  negligence  in the
performance  of  its  duties,  or by  reason  of  AMT
Capital's  reckless  disregard of its obligations and
duties  under this  Agreement.  The Fund's  agreement
to   indemnify   AMT   Capital,   its   officers  and
directors,   and  any  such  controlling  person,  as
aforesaid,  is expressly  conditioned upon the Fund's
being  notified  of any action  brought  against  AMT
Capital,  its  officers  or  directors,  or any  such
controlling  person,  such  notification  to be given
by letter  or by  telegram  addressed  to the Fund at
its principal  office in New York,  New York and sent
to the Fund by the person  against  whom such  action
is  brought,  within  ten days  after the  summons or
other first  legal  process  shall have been  served.
The  failure  so to  notify  the  Fund  of  any  such
action   shall   not   relieve   the  Fund  from  any
liability  that  the  Fund  may  have  to the  person
against  whom  such  action is  brought  by reason of
any  such  untrue  or  alleged  untrue  statement  or
omission  or  alleged  omission   otherwise  than  on
account  of  the  Fund's  indemnification   agreement
contained   in  this   paragraph   5.1.   The  Fund's
indemnification    agreement    contained   in   this
paragraph  5.1 and  the  Fund's  representations  and
warranties in this Agreement  shall remain  operative
and  in  full  force  and  effect  regardless  of any
investigation  made by or on behalf  of AMT  Capital,
its  officers  and  directors,   or  any  controlling
person,  and shall  survive  the  delivery  of any of
the  Fund's  shares.   This  agreement  of  indemnity
will inure exclusively to AMT Capital's  benefit,  to
the benefit of its several  officers  and  directors,
and their respective  estates,  and to the benefit of
the  controlling  persons and their  successors.  The
Fund  agrees to notify AMT  Capital  promptly  of the
commencement   of  any   litigation  or   proceedings
against   the  Fund  or  any  of  its   officers   or
Directors in connection with the issuance and sale of any of the Fund's shares.

                  5.2      AMT   Capital   agrees  to
indemnify,  defend  and hold the  Fund,  its  several
officers and  directors,  and any person who controls
the Fund  within  the  meaning  of  Section 15 of the
1933 Act,  free and  harmless  from and  against  any
and all claims,  demands,  liabilities  and  expenses
(including  the costs of  investigating  or defending
such claims,  demands or liabilities  and any counsel
fees  incurred  in  connection  therewith)  that  the
Fund,   its   officers  or   directors  or  any  such
controlling  person  may  incur  under  the 1933 Act,
the 1940 Act or  common  law or  otherwise,  but only
to  the  extent  that  such   liability   or  expense
incurred by the Fund,  its  officers or  directors or
such  controlling  person  resulting from such claims
or  demands  shall  arise out of or be based upon (a)
any unauthorized  sales  literature,  advertisements,
information,  statements or  representations  used or
made by AMT  Capital  or (b) any  untrue  or  alleged
untrue  statement  of a material  fact  contained  in
information,  furnished  in writing by AMT Capital to
the  Fund  and  used  in  the  answers  to any of the
items  of  the  registration   statement  or  in  the
corresponding  statements  made in the  prospectus or
statement of additional  information,  or shall arise
out of or be  based  upon  any  omission  or  alleged
omission  to  state a  material  fact  in  connection
with such  information  furnished  in  writing by AMT
Capital  to the Fund and  required  to be  stated  in
such answers or  necessary  to make such  information
not   misleading,   provided,   however,   that   AMT
Capital's  agreement  to  indemnify  the Fund and AMT
Capital's      representations     and     warranties
hereinbefore  set forth in  paragraph  3 shall not be
deemed  to cover  any  liability  to AMT  Capital  to
which the Fund would  otherwise  be subject by reason
of   willful   misfeasance,   bad   faith   or  gross
negligence in the  performance  of its duties,  or by
reason  of  the  Fund's  reckless  disregard  of  its
obligations  and  duties  under this  Agreement.  AMT
Capital's   agreement  to  indemnify  the  Fund,  its
officers  and  directors,  and any  such  controlling
person, as aforesaid,  is expressly  conditioned upon
AMT Capital's  being  notified of any action  brought
against the Fund,  its officers or directors,  or any
such  controlling  person,  such  notification  to be
given  by  letter  or  telegram   addressed   to  AMT
Capital  at its  principal  office in New  York,  New
York and sent to AMT  Capital by the  person  against
whom such  action is  brought,  within ten days after
the summons or other first legal  process  shall have
been  served.  The  failure so to notify AMT  Capital
of any such  action  shall not  relieve  AMT  Capital
from any  liability  that AMT Capital may have to the
Fund,   its  officers  or   directors,   or  to  such
controlling  person by  reason of any such  untrue or
alleged  untrue  statement  or  omission  or  alleged
omission  otherwise  than on account of AMT Capital's
indemnification    agreement    contained   in   this
paragraph  5.2.  AMT  Capital  agrees to  notify  the
Fund promptly of the  commencement  of any litigation
or  proceedings  against  AMT  Capital  or any of its
officers  or   directors  in   connection   with  the
issuance and sale of any of the Fund's shares.

                  5.3      In case any  action  shall
be  brought  against  any  indemnified   party  under
paragraph  5.1 or 5.2,  and such party  shall  notify
the indemnifying  party of the commencement  thereof,
the   indemnifying   party   shall  be   entitled  to
participate  in,  and,  to the  extent  that it shall
wish to do so, to assume  the  defense  thereof  with
counsel  satisfactory to such  indemnified  party. If
the  indemnifying  party opts to assume  the  defense
of such action,  the  indemnifying  party will not be
liable  to the  indemnified  party  for any  legal or
other   expenses   subsequently   incurred   by   the
indemnified  party in  connection  with  the  defense
thereof   other   than   (a)   reasonable   costs  of
investigation  or  the  furnishing  of  documents  or
witnesses  and (b) all  reasonable  fees and expenses
of  separate  counsel  to such  indemnified  party if
(i)  the  indemnifying   party  and  the  indemnified
party  shall  have  agreed to the  retention  of such
counsel  or (ii) the  indemnified  party  shall  have
concluded   reasonably  that  representation  of  the
indemnifying party and the indemnified party by the same counsel would be inappropriate due to actual or potential differing interests between them in the conduct of the defense of such action.

6.       Effectiveness of Registration

                  None  of  the   Shares   shall   be
offered  by  either  AMT  Capital  under  any  of the
provisions  of this  Agreement  and no orders for the
purchase  or sale of the  Shares  hereunder  shall be
accepted   by  the   Fund  if  and  so  long  as  the
effectiveness of the  registration  statement then in
effect or any necessary  amendments  thereto shall be
suspended  under  any of the  provisions  of the 1933
Act or if and so  long  as a  current  prospectus  as
required  by  Section  5(b)(2) of the 1933 Act is not
on  file  with  the  SEC;  provided,   however,  that
nothing  contained  in this  paragraph 6 shall in any
way  restrict  or have an  application  to or bearing
upon the Fund's  obligation to repurchase  its Shares
from  any   shareholder   in   accordance   with  the
provisions of the Fund's prospectus, statement of additional information or articles of incorporation.

7.       Notice to AMT Capital

     The  Fund   agrees  to  advise  AMT
Capital immediately in writing:

(a)  of any  request  by the  SEC  for
amendments to the registration statement, prospectuses or statements of additional information then in effect or for additional information;

(b)  in the event of the issuance by the
SEC of any stop order  suspending  the  effectiveness
of the registration   statement   then  in   effect
or  the initiation of any proceeding for that purpose;

(c) of the  happening  of any event that makes untrue
any  statement  of a material  fact made in the
registration  statement,  prospectus  or statement of
additional   information   then  in  effect  or  that
requires   the   making   of   a   change   in   such
registration  statement,  prospectus  or statement of
additional   information   in   order   to  make  the
statements therein not misleading; and

(d) of all actions of the SEC with respect to any amendment to any registration statement, prospectus or statement of additional information which may from time to time be filed with the SEC.

8.       Term of Agreement

                  This   Agreement   shall   continue
until  two years  after  the date of this  Agreement,
and  thereafter  shall  continue   automatically  for
successive    annual    periods,     provided    such
continuance   is   specifically   approved  at  least
annually  by (i) the Fund's  Board of  Directors,  or
(ii)  by a vote  of a  majority  (as  defined  in the
1940 Act) of the  outstanding  voting  securities  of
the relevant  Portfolios  of the Fund,  provided that
in either event the  continuance  is also approved by
the  majority  of the  Directors  of the Fund who are
not  interested  persons (as defined in the 1940 Act)
of any  party  to this  Agreement,  by  vote  cast in
person  at  a  meeting  called  for  the  purpose  of
voting   on  such   approval.   This   Agreement   is
terminable, without penalty, on 60 days' notice by the Fund's Board of Directors, by vote of the holders of a majority of the Fund's shares, or on 60 days' notice by AMT Capital. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).


                  Please  confirm that the  foregoing
is  in   accordance   with  your   understanding   by
indicating  your  acceptance  thereof  at  the  place
below   indicated,   whereupon   it  shall  become  a
binding agreement between us.

                                        Very truly yours,

                                        HOLLAND SERIES FUND, INC.

                                        By:/s/Michael F. Holland
                                        Michael F. Holland
                                        President
Accepted:

AMT CAPITAL SECURITIES, L.L.C.

By:



Date:    ___________, 1998